UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2016

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota 55344

(Address of principal executive offices)  (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

Exchange Agreement

On October 30, 2016, Sunshine Heart, Inc. (the “Company,” “we” or “us”) entered into a Securities Exchange Agreement (the “Exchange Agreement”) with the holders of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) pursuant to which the Company agreed to issue such holders 2,227.2 shares of the Company’s Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”) in exchange for the cancellation of all shares of Series B Preferred Stock held by such holders (the “Preferred Stock Exchange”) in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act.

The Series B-1 Preferred Stock will be created under a Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock (the “Series B-1 Certificate of Designation”).  The Series B-1 Preferred Stock has the same terms as the Series B Preferred Stock, except that (i) the initial conversion price of the Series B-1 Preferred Stock is $0.17 per share and (ii) pursuant to the requirements of Nasdaq Listing Rule 5635(d), if and until the receipt of stockholder approval of the Preferred Stock Exchange, the Series B-1 Preferred Stock will be subject to a limitation on conversion so that the holders cannot convert shares of Series B-1 Preferred Stock into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) if such conversion would cause the number of shares of Common Stock issued upon the conversion of the Series B Preferred Stock and Series B-1 Preferred Stock to exceed 19.9% of the number of shares of Common Stock outstanding on the trading day immediately prior to the date that the securities purchase agreement for the Series B Preferred Stock was executed.

Securities Purchase Agreement

On October 30, 2016, we entered into securities purchase agreements (collectively, the “Securities Purchase Agreement”) with certain institutional investors named in the signature pages thereto (the “Purchasers”) under which we agreed to issue and sell (i) 2,900 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) at $0.17 per share, pursuant to our shelf registration statement on Form S-3 (File No. 333-194731) filed with the Securities and Exchange Commission (the “Commission”), declared effective on May 5, 2014 (the “Registration Statement”) and a prospectus supplement relating to the offering to be filed with the Commission (the “Registered Direct Offering”) and (ii) 900 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock” and together with the Series C Preferred Stock, the “Preferred Stock”) at $0.17 per share and warrants (each a “Warrant” and collectively, the “Warrants”) to purchase an aggregate of 22,352,941 shares of the Common Stock, at an exercise price equal to $0.18 per share, pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder (“Regulation D”) (such sale of Warrants, together with the sale of Series D Preferred Stock, the “Private Placement”).  Northland Securities, Inc. acted as placement agent (the “Placement Agent”) in connection with the Registered Direct Offering and the Private Placement.

The Securities Purchase Agreement provides that the closing of each of the Registered Direct Offering and the Private Placement will occur in two stages.  At the initial closing, expected to take place on or about November 3, 2016 (the “Initial Closing”) subject to customary closing conditions, we expect to sell 2,900 shares of Series C Preferred Stock, 700 shares of Series D Preferred Stock, and 21,176,471 Warrants to the Purchasers.  At the second closing, which is subject to shareholder approval as discussed below (the “Second Closing”), we expect to issue and sell 200 shares of Series D Preferred Stock, and 1,176,471 Warrants to the Purchasers.

We expect to receive aggregate net proceeds, after deducting Placement Agent fees and other estimated expenses related to the Registered Direct Offering and the Private Placement, in the amount of approximately $3.3 million at the Initial Closing and $0.2 million at the Second Closing. We intend to use the net proceeds from the Registered Direct Offering and Private Placement for working capital needs for our recently-acquired Aquadex product line and for general corporate purposes.

The Securities Purchase Agreement also requires us, on our before the 20th day following the Initial Closing, to file a proxy statement with the Commission for the purposes of holding a special meeting of our shareholders to vote on a proposal to approve the issuance of the shares of Common Stock underlying the Series C Preferred Stock, Series D

Preferred Stock, Warrants and Placement Agent Warrants (as defined below) (the “Shareholder Approval”) pursuant to the requirements of Nasdaq Listing Rule 5635(d).  We further agreed to hold such shareholders’ meeting within 120 days of the Initial Closing. No shares of Common Stock are issuable upon conversion of the Series C Preferred Stock or Series D Preferred Stock or upon exercise of the Warrants or the Placement Agent Warrants until Shareholder Approval has been received.

The Series C Preferred Stock will be created under a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”).  The Series C Certificate of Designation provides that the Series C Preferred Stock is non-voting and can be converted into Common Stock at the holder’s election at any time following receipt of the Shareholder Approval, at a conversion price of $0.17, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock. If, at any time while the Series C Preferred Stock is outstanding, the Company or any subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any Common Stock or its equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then price of conversion (other than in connection with certain exempt issuances as set forth in the Series C Certificate of Designation), then the price of conversion shall be reduced to such lower price.  Subject to limited exceptions, a holder will not have the right to convert any portion of its shares of Series C Preferred Stock if the holder, together with its affiliates, would beneficially own over 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”); provided, however, that upon prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event will the Beneficial Ownership Limitation exceed 9.99%.

Upon liquidation, dissolution or winding-up of the Company, each holder of Series C Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the par value, plus any accrued and unpaid dividends thereon, for each share of Series C Preferred Stock before any distribution or payment shall be made to the holders of our Common Stock, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series C Preferred Stock shall be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. In addition, following such payment, each holder of Series C Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted, paid pari passu with all holders of Common Stock.

The Series D Preferred Stock will be created under a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”). The Series D Certificate of Designation provides that the Series D Preferred Stock is non-voting and can be converted into Common Stock at the holder’s election at any time following receipt of the Shareholder Approval, at a conversion price of $0.17, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock. The conversion price shall be (A) reduced following the first reverse stock split consummated while the Series D Preferred Stock is outstanding to the lesser of (i) the fixed conversion price as adjusted for the reverse stock split or (ii) 80% of the average of the daily volume weighted average price of our Common Stock for the tenth through twentieth trading days following the effectiveness of the reverse stock split, and (B)  with respect to any conversion that occurs on or after the six month anniversary of the original issuance date, 80% of the average of the daily volume weighted average price of our Common Stock for the ten trading days immediately prior to the conversion date; however, in neither case shall the conversion price be reduced below $0.042.  If, at any time while the Series D Preferred Stock is outstanding, the Company or any subsidiary, as applicable sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any Common Stock or its equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then price of conversion (other than in connection with certain exempt issuances as set forth in the Series D Certificate of Designation), then the price of conversion shall be reduced to such lower price.  Subject to limited exceptions, a holder of shares of Series D Preferred Stock will not have the right to convert any portion of its Series D Preferred Shares in excess of the Beneficial Ownership Limitation; provided, however, that upon prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event will the Beneficial Ownership Limitation exceed 9.99%.  Any time after the Company receives Shareholder Approval if certain conditions are met and on 20 trading days’ notice to the holders during which time such holders may elect to convert, the Company may redeem some or all of the Series D Preferred Stock for cash (i) if on or prior to 90 day anniversary of the issuance date of the Series D Preferred Stock, in an amount equal to 120% of the aggregate stated value then outstanding, (ii) if after the 90 day anniversary but on or before the 180 day anniversary of the issuance date, in an amount equal to 140% of the aggregate stated value then outstanding and (iii) if after the 180 day anniversary of the issuance date, in an amount equal to 150% of the aggregate stated value then outstanding, in each case, together with accrued and unpaid dividends, if any, and all liquidated damages and other amounts due on the Series D Preferred Stock, if any. Upon the occurrence of certain triggering events in the Series D Certificate of Designation, each holder shall have the right to require us to, with respect to some triggering events, redeem all of the Series D Preferred Stock then held by such holder for a redemption price equal to the Triggering Redemption Amount or, with respect to other triggering events, either redeem all of the Series D Preferred Stock then held by such holder for a redemption price, in shares of our Common Stock equal to the Triggering Redemption Amount divided by 75% of the average of the 10 VWAPs immediately prior to the date of election hereunder or (b) increase the dividend rate on all of the outstanding Series D Preferred Stock held by such holder to 18% per annum.  “Triggering Redemption Amount” means the sum of (a) the greater of (i) 130% of the stated value and (ii) the product of (y) the VWAP on the trading day immediately preceding the date of the triggering event and (z) the stated value divided by the then conversion price, (b) all accrued but unpaid dividends thereon and (c) all liquidated damages and other costs, expenses or amounts due in respect of the Series D Preferred Stock.

Upon liquidation, dissolution or winding-up of the Company, each holder of Series D Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the stated value, plus any accrued and unpaid dividends thereon, and any other fees or liquidated damages then due and owing thereon under the Series D Certificate of Designation for each share of Series D Preferred Stock before any distribution or payment shall be made to the holders of any Common Stock and all other common stock equivalents of the Company other than those securities which are explicitly senior or pari passu to the Series D Preferred Stock in dividend rights or liquidation preference, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series D Preferred Stock shall be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The Preferred Stock is entitled to receive dividends if any are declared on an “as converted to Common Stock” basis to and in the same form as dividends actually paid on shares of our Common Stock.  No other dividends shall be paid on shares of Preferred Stock.

If the Company fails to timely deliver shares of Common Stock upon conversion of the Preferred Stock within three trading days after delivery of the notice of conversion, then the Company is obligated to pay to the holder, as liquidated damages, an amount equal to $50 per business day (increasing to $100 per business day after the third business day and increasing to $200 per business day after the sixth business day) for each $5,000 of Stated Value of the Preferred Stock for which the Preferred Stock is converted which is not timely delivered.  If the Company fails to timely deliver shares of Common Stock upon conversion of the Preferred Stock to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the Common Stock which the holder anticipated receiving upon such conversion, then the Company is obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, minus any amounts paid to the holder by the Company as liquidated damages for late delivery of such shares, exceeds (y) the amount obtained by multiplying (1) the number of shares of Common Stock that the Company was required to deliver at the time of conversion of the Preferred Stock times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Preferred Stock and equivalent number of shares of Common Stock for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery obligations.

Each Warrant will be exercisable beginning on the day that is the later of the Shareholder Approval or the six month anniversary of the date of issuance (the “Initial Exercise Date”) at an exercise price of $0.18 per share, subject to adjustment as provided therein, and terminate five years after the Initial Exercise Date. In the event that the shares underlying the Warrants are not subject to a registration statement at the time of exercise, the Warrants may be exercised on a cashless basis.  Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own over the Beneficial Ownership Limitation; provided, however, that upon prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event will the Beneficial Ownership Limitation exceed 9.99%. The exercise price and number of the shares of our Common Stock issuable upon exercising the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described therein. In addition, the Warrants (but not the Placement Agent Warrants) are subject to reduction of the exercise price if we subsequently issue Common Stock or equivalents at an effective price less than the current exercise price of such Warrants.

The Securities Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing.

Under the Securities Purchase Agreement, we have agreed not to contract to issue or announce the issuance or proposed issuance of any Common Stock or common stock equivalents for thirty (30) days following the date of Shareholder Approval, except on or after the date a definitive proxy statement for a special meeting of the shareholders for the purpose of obtaining the Shareholder Approval is filed with the Commission, we may file a primary registration statement registering for issuance and sale of our debt and our equity securities.  In addition, we have also agreed with the Purchasers that until such time as no Purchaser holds any of the Warrants, we will not effect or contract to effect a “Variable Rate Transaction” as defined in the Securities Purchase Agreement.

The Securities Purchase Agreement also provides that we provide the Purchasers, if we issue any shares of Common Stock or common stock equivalents for cash consideration, indebtedness or a combination of units, with certain exceptions (including the issuance of our debt or equity securities in a public offering pursuant to an effective registration statement) (the “Subsequent Financing”) within twelve (12) months after the closing date, the right to participate in up to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. Further, pursuant to the Securities Purchase Agreement, we are required to reserve for future issuance pursuant to the Preferred Stock and the Warrants the greater of (i) 100% (300% following Shareholder Approval) of the maximum aggregate number of shares of Common Stock issuable upon conversion in full of all shares of the Series C Preferred Stock and Series D Preferred Stock and upon exercise in full of all Warrants (but not the Placement Agent Warrants) and (ii) 19.9% of our then issued and outstanding shares of Common Stock.

If we effect a Subsequent Financing at any time that any Purchaser holds Series C Preferred Stock or any securities received upon any exchange of Series C Preferred Stock or any subsequent exchange of any securities received by such Purchaser pursuant to this right (the “Exchanged Securities”), each Purchaser has the right to exchange all or some of the Series C Preferred Stock or Exchanged Securities then held by such Purchaser for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis based on the outstanding stated value of such Series C Preferred Stock, along with any accrued but unpaid liquidated damages and other amounts owing thereon, or based on the value of the Exchanged Securities based on the effective per share purchase price multiplied by the number such Exchanged Securities, and the effective price at which such securities were sold in such Subsequent Financing.

We entered into a placement agent engagement letter (the “Placement Agent Engagement Letter”) with the Placement Agent pursuant to which we agreed to pay the Placement Agent an aggregate cash placement fee equal to 6% of the aggregate gross proceeds raised in the Registered Direct Offering and Private Placement and will issue to the Placement Agent or its designees warrant(s) to purchase shares of the Company’s Common Stock equal to, in the aggregate, 6% of the common shares sold or issuable upon conversion of the Preferred Stock sold to the Purchasers, at an initial exercise price equal to $0.2125 per share and on the same terms as the Warrants sold to the Purchasers, other than as noted above (the “Placement Agent Warrants”). Subject to certain conditions, we also have agreed to reimburse certain out-of-pocket expenses of the Placement Agent, including but not limited to legal fees. The Placement Agent Engagement Letter contains customary representations, warranties and agreements by us and customary conditions to closing. We have further agreed to indemnify the Placement Agent against certain liabilities arising out of or in connection with the Registered Direct Offering or the Private Placement.

The shares of Series D Preferred Stock, the Warrants and Placement Agent Warrants are being offered under an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) thereof and/or Rule

506 of Regulation D. The shares of Series D Preferred Stock, Warrants, the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Warrants or Placement Agent Warrants or conversion of the shares of Series D Preferred Stock may not be offered or sold in the United States absent an effective registration statement or exemption from the registration requirement of the Securities Act.

Registration Rights Agreement

Concurrent with the closing of the Securities Purchase Agreement, we entered into a Registration Rights Agreement (“Registration Rights Agreement”) with the Purchasers, whereby we agreed to register the resale of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and the Warrants within 45 days of each of the Initial Closing and the Second Closing.

Before all registrable securities under the Registration Rights Agreement have been sold or may be sold under Rule 144 without volume or manner-of-sale restrictions and without the current public information requirement, if there is not an effective registration statement covering all of the registrable securities and we determine to prepare and file with the Commission a registration statement relating to an offering of our equity securities for our own account or the account of others under the Securities Act (other than on Form S-4 or Form S-8), then each holder will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, provided, however, that we shall not be required to register any registrable securities that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective registration statement that is available for resales or other dispositions by such holder.

We are responsible for all fees and expenses incident to the performance of or compliance with the Registration Rights Agreement borne by the Company whether or not any registrable securities are sold pursuant to a registration statement. The Registration Rights Agreement also contains customary indemnification provisions.

The foregoing descriptions of the Securities Exchange Agreement, Series B-1 Preferred Stock, Securities Purchase Agreement, Registration Rights Agreement, Series C Preferred Stock, Series D Preferred Stock, Warrants and Placement Agent Warrants are qualified in their entirety by reference to the full text of the Securities Exchange Agreement, form of Series B-1 Certificate of Designation, Securities Purchase Agreement, Registration Rights Agreement, form of Series C Certificate of Designation, form of Series D Certificate of Designation and form of Warrant, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 3.1, 10.2, 10.3, 3.2, 3.3 and 4.1, respectively, and incorporated herein by reference in their entirety.

Certain statements in this report are forward-looking statements that are based on management’s beliefs, assumptions, expectations, and information currently available to management. All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, clinical and pre-clinical study designs and activities, expected timing for initiation, enrollment and completion of clinical trials, research and development activities, ultimate clinical outcomes and benefits of our products to patients, design and development of future studies, site activations, patient enrollment in studies, timing of regulatory filings and approvals, regulatory acceptance of our filings, our expectations with respect to product development and commercialization efforts, market and physician acceptance of our products, intellectual property protection, potentially competitive product offerings and our ability to receive Shareholder Approval and close the Registered Direct Offering and Private Placement. The risk factors described in our filings with the SEC could cause actual events to adversely differ from the expectations indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. Sunshine Heart does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Sunshine Heart may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility that regulatory authorities do not accept our application or approve the marketing of our therapy, the possibility we may be unable to raise the funds necessary for the development and commercialization of our therapy, the possibility that our shareholders do not approve the Registered Direct Offering and Private Placement or that any other condition to the Initial Closing or the Second Closing is not met and other risks and uncertainties described in our filings with the SEC. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The prospectus supplement relating to the Offering will be filed with the Commission and is available on the Commission’s web site at http://www.sec.gov. Copies of the prospectus supplement may also be obtained from Northland Securities, Inc. at 750 Third Ave, Suite 2401, New York, NY 10017, by calling 1 (800) 851-2920, or by email at ahammer@northlandcapitalmarkets.com.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only with a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02          Recent Sales of Unregistered Securities

See Item 1.01 above, which disclosures are incorporated herein by reference in relation to the Preferred Stock Exchange, the Series D Preferred Stock, the Warrants, the Placement Agent Warrants and the shares of Common Stock underlying such securities.  The Preferred Stock Exchange will be completed in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act. The offer and sale of the Series D Preferred Stock, the Warrants, the Placement Agent Warrants and the shares of Common Stock underlying such securities will be completed under the exemption provided by Rule 506 of Regulation D of the Securities Act and/or Section 4(a)(2) of the Securities Act.  Each of the investors has represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it is acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 9.01          Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock

3.2	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock

4.1	Form of Warrant

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP

10.1	Form of Securities Exchange Agreement, dated October 30, 2016

10.2	Form of Securities Purchase Agreement, dated October 30, 2016

10.3	Form of Registration Rights Agreement, dated October 30, 2016

23.1	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1)

99.1	Press Release dated October 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2016	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock

3.2	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock

4.1	Form of Warrant

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP

10.1	Form of Securities Exchange Agreement, dated October 30, 2016

10.2	Form of Securities Purchase Agreement, dated October 30, 2016

10.3	Form of Registration Rights Agreement, dated October 30, 2016

23.1	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1)

99.1	Press Release dated October 31, 2016